UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2022
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 21, 2022, Panbela Therapeutics, Inc. (“Panbela”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Canary Merger Holdings, Inc., a Delaware corporation and direct wholly owned subsidiary of Panbela (“HoldCo”), Canary Merger Subsidiary I, Inc., a Delaware corporation and direct wholly owned subsidiary of HoldCo (“Merger Sub I”), Canary Merger Subsidiary II, Inc., a Delaware corporation and direct wholly owned subsidiary of HoldCo (“Merger Sub II”), and Cancer Prevention Pharmaceuticals, Inc., a Delaware corporation (“CPP,” and together with Panbela, HoldCo, Merger Sub I and Merger Sub II, the “Parties”), pursuant to which, among other things, Merger Sub I will merge with and into Panbela (the “First Merger”), with Panbela surviving the First Merger as a wholly owned subsidiary of HoldCo and, immediately following the effective time of the First Merger (“First Effective Time”), Merger Sub II will merge with and into CPP (the “Second Merger”), with CPP surviving the Second Merger as a wholly owned subsidiary of HoldCo. The Merger Agreement was unanimously approved and adopted by the board of directors of each of Panbela and CPP and approved by a written consent of holders of a majority of the outstanding voting securities of CPP.

CPP is a private, clinical stage company developing therapeutics to reduce the risk and recurrence of cancer and rare diseases; initial areas of focus include familial adenomatous polyposis (FAP) and colorectal cancer prevention. The lead asset for CPP is Flynpovi which is a combination of CPP-1X (eflornithine) and sulindac, and it has a dual mechanism both inhibiting polyamine synthesis and increased polyamine export and catabolism. As the result of an existing North American license agreement, the FAP registration trial is fully funded and is scheduled to begin by year end. In addition, a phase 3 trial in colon cancer survivors is currently underway and is sponsored by the Southwest Oncology Group (SWOG). Additionally, clinical trials in neuroblastoma, gastric cancer, and early-onset type-1 diabetes are underway in collaboration with various nonprofit groups.

Under the terms of the Merger Agreement, in connection with the First Merger, each share of common stock of Panbela (“Panbela Common Stock”) issued and outstanding immediately prior to the First Effective Time automatically will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of HoldCo (“HoldCo Common Stock”). Each share of HoldCo Common Stock held by Panbela issued and outstanding immediately prior to the First Effective Time automatically will be cancelled and cease to exist as of the First Effective Time, and each share of common stock of Merger Sub I, issued and outstanding as of immediately prior to the First Effective Time automatically will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving entity. All outstanding equity-based awards, including options to purchase shares of Panbela common stock, and all outstanding warrants will be assumed by HoldCo and remain exercisable and eligible for continued vesting, as applicable, on their current terms.

At the effective time of the Second Merger (“Second Effective Time”), each share of preferred stock of CPP then issued and outstanding (“CPP Preferred Stock”) automatically will be converted into the right to receive (i) a number of shares of HoldCo Common Stock equal to the Exchange Ratio multiplied by the number of shares of common stock of CPP (“CPP Common Stock”) into which such share was convertible, plus (ii) a pro-rata share of the Preferred Preference Satisfaction and any Remaining Post-Closing Contingent Payments (each, as defined in the Merger Agreement). Additionally, each share of common stock of CPP then issued and outstanding (other than certain excluded shares, “CPP Common Stock”) automatically will be converted into the right to receive (i) a number of shares of HoldCo Common Stock equal to the Exchange Ratio, plus (ii) a pro-rata share of Remaining Post-Closing Contingent Payments. The Preferred Preference Satisfaction will represent the aggregate liquidation preference of the CPP Preferred Stock as of closing and will receive priority of payment in the event any Post-Closing Contingent Payments (as defined in the Merger Agreement) are due.

The Exchange Ratio will be based on a target proportion of HoldCo Common Stock to be held by legacy holders of CPP equity securities (determined on a fully diluted basis). The target proportion will result in holders of CPP securities beneficially owning approximately 41% of the number of shares of HoldCo Common Stock outstanding after the Second Merger, unless certain existing CPP indebtedness is fully satisfied sufficiently in advance of closing, in which case it will equal 45%. The number of shares of HoldCo Common Stock equal to the target proportion will then be divided by the number of shares of CPP Common Stock issued or issuable as of the Second Merger to produce the Exchange Ratio. The Parties have agreed to hold back 10% of the shares of HoldCo Common Stock otherwise issuable to legacy holders of CPP equity securities for a period of up to one year after closing to satisfy certain obligations, including indemnification, by CPP pursuant to the Merger Agreement.

The potential Post-Closing Contingent Payments are eligible to be paid in connection with the future satisfaction of three milestones after netting out applicable expenses and setoff amounts: (1) 50% of milestone payments and royalties received pursuant to the existing North American license agreement, up to a maximum payout of $25.0 million; (2) 50% of royalty payments received for U.S. sales of Flynpovi in excess of $400.0 million, up to a maximum payout of $15.0 million; and (3) either 35% of any cash amounts originating from the European Union and received pursuant to partnerships involving Flynpovi or 10% of any cash amounts received from efforts to self-market Flynpovi in the European Union; up to an aggregate maximum payout of $20.0 million.

The Merger Agreement further provides that options to purchase CPP Common Stock automatically will be assumed by HoldCo or terminated at closing, depending upon certain established criteria. Assumed options will be exercisable for shares of HoldCo Common Stock, in a manner designed to maintain the aggregate fair market value of the award. All other options to purchase CPP Common Stock will be terminated effective as of the Second Merger if not exercised in advance. All warrants to purchase CPP Common Stock will be similarly assumed by HoldCo and adjusted.

The obligations of each of Panbela and CPP to consummate the transactions contemplated by the Merger Agreement are subject to specified conditions including, among other matters: (i) the approval by Panbela stockholders of the issuance of shares in the Second Merger pursuant to the rules of The Nasdaq Stock Market LLC (“Nasdaq”) (ii) the shares of HoldCo Common Stock to be issued in connection with the First Merger and Second Merger being approved for listing by Nasdaq, subject to only notice of issuance; and (iii) conversion of a threshold principal amount of outstanding CPP promissory notes. Additionally, Panbela has agreed to take all necessary action to elect its directors to serve as directors of HoldCo and, effective as of the Second Merger, elect each of Daniel J. Donovan, a current director of CPP, and Jeffrey E. Jacob, the chief executive officer and a current director of CPP, to serve as directors of HoldCo, subject to a maximum board size of seven after all of the transactions have been completed.

The Merger Agreement contains customary representations and warranties from Panbela and CPP. It also contains customary covenants, including providing (i) for each of the Parties to use reasonable best efforts to consummate the transactions contemplated in the Merger Agreement, and (ii) for Panbela and CPP to carry on their respective businesses in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing. CPP has agreed not to solicit, initiate or propose the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (as defined in the Merger Agreement).

The Merger Agreement contains termination rights for each of Panbela and CPP including, without limitation, in the event that (i) the transactions contemplated in the Merger Agreement are not consummated by June 30, 2022; (ii) any governmental entity issues a non-appealable final order permanently enjoining the transactions contemplated in the Merger Agreement; (iii) the Panbela stockholders do not approve the issuance of shares in the Second Merger; or (iii) the other Party breaches its representations, warranties or covenants under the Merger Agreement, subject to customary opportunities to cure such breach, if curable. CPP will be obligated to pay to Panbela a termination fee of $500,000 if the Merger Agreement is terminated under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the Parties made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise. Unless required by applicable law, Panbela undertakes no obligation to update such information.

Item 5.02.         Departure of Director or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 regarding the composition of HoldCo’s board of directors is incorporated by reference herein.

Item 7.01.         Regulation FD Disclosure.

On February 22, 2022, Panbela issued a press release announcing the execution of the Merger Agreement described in Item 1.01 above. The text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this current report on Form 8-K as if fully set forth herein.

The information contained in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of Panbela under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description	Method of Filing
2.1
Agreement and Plan of Merger, dated February 21, 2022, by and among Panbela Therapeutics, Inc., Canary Merger Holdings, Inc., Canary Merger Subsidiary I, Inc., Canary Merger Subsidiary II, Inc., Cancer Prevention Pharmaceuticals, Inc., and Fortis Advisors LLC, as Stockholder Representative
Filed Electronically

99.1	Press release dated February 22, 2022	Furnished Electronically

104	Cover Page Interactive Data File (embedded in the cover page formatted as Inline XBRL)

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed transactions, Panbela intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement. Following the filing of the definitive proxy statement with the SEC, Panbela will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the meeting relating to the proposed issuance of securities pursuant to the transactions. The proxy statement, any other relevant documents, and all other materials filed with the SEC concerning Panbela are (or, when filed, will be) available free of charge at http://www.sec.gov and https://panbela.com/investor-relations. Stockholders should read carefully the proxy statement and any other relevant documents that Panbela files with the SEC when they become available before making any voting decision because they will contain important information.

This current report on Form 8-K does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Panbela’s directors and executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the approval of the issuance of securities in the proposed transactions. Information regarding the names of such persons and their respective interests in the transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2020, and its definitive proxy statement for the annual meeting held on May 25, 2021, which were filed with the SEC on March 25, 2021, and April 15, 2021, respectively. To the extent Panbela’s directors and executive officers or their holdings of Panbela securities have changed from the amounts disclosed in those filings, to Panbela’s knowledge, such changes have been reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These materials are (or, when filed, will be) available free of charge at https://panbela.com/investor-relations.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “expect,” “feel,” “intend,” “may,” “plan,” and “scheduled.” All statements other than statements of historical fact are statements that should be deemed forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the consummation of the mergers, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) failure of our stockholders to approve the issuance of shares contemplated by the Merger Agreement, (c) other conditions to the consummation of the mergers under the Merger Agreement may not be satisfied, and (d) the significant limitations on remedies contained in the Merger Agreement may limit or entirely prevent Panbela from specifically enforcing CPP’s obligations under the Merger Agreement or recovering damages for any breach; (ii) approval of the combined company’s application to list its shares on Nasdaq; (iii) no assurance that future developments affecting CPP will occur as anticipated; (iv) the effects that any termination of the Merger Agreement may have on Panbela or its business, including risk that the price of Panbela common stock may decline significantly if the mergers are not completed; (v) the effects that the announcement or pendency of the mergers may have on Panbela and its operations, including the risks that as a result (a) operating results or stock price of Panbela may suffer, (b) its current plans and operations may be disrupted, (c) the ability of Panbela to retain or recruit key employees may be adversely affected, (d) its business relationships (including, clinicians, CROs and suppliers) may be adversely affected, or (e) management and employee attention may be diverted from other important matters; (vi) the effect of limitations that the Merger Agreement places on Panbela’s ability to operate its business or engage in other transactions during the pendency of the transaction; (vii) the nature, cost and outcome of future litigation and other legal proceedings, including any such proceedings relating to the transactions and instituted against Panbela and others; (viii) the risk that the transaction may involve unexpected costs, liabilities or delays; (ix) other economic, business, competitive, legal, regulatory, and/or tax factors; ( x ) our ability and the combined company’s ability to obtain additional funding to complete clinical trials; (ii) progress and success of our Phase 1 clinical trial; (iii) the impact of the current COVID-19 pandemic on our ability to complete monitoring and reporting in our current clinical trial and procure the active ingredient; (iv) our ability to demonstrate the safety and effectiveness of our SBP-101 product candidate (v) our ability to obtain regulatory approvals for our SBP-101 product candidate in the United States, the European Union or other international markets; (vi) the market acceptance and level of future sales of our SBP-101 product candidate; (vii) the cost and delays in product development that may result from changes in regulatory oversight applicable to our SBP-101 product candidate; (viii) the rate of progress in establishing reimbursement arrangements with third-party payors; (ix) the effect of competing technological and market developments; (x) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; and (xi) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PANBELA THERAPEUTICS, INC.

Date: February 22, 2022	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer